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                                                                    Exhibit 99.5

            Sections 851 to 860 of the Maine Business Corporation Act

(S) 851. Definitions

     As used in this subchapter, unless the context otherwise indicates, the following terms have the following meanings.

     1. Corporation. "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger.

     2. Director; officer. "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if the director's or officer's duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

     3. Disinterested director. "Disinterested director" means a director who, at the time of a vote referred to in section 854, subsection 3 or a vote or selection referred to in section 856, subsection 2 or 3, is not:

          A. A party to the proceeding; or

          B. An individual having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

     4. Expenses. "Expenses" includes attorney's fees.

     5. Liability. "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

     6. Official capacity. "Official capacity" means:

          A. When used with respect to a director, the office of director in a corporation; and

          B. When used with respect to an officer, as contemplated in section 857, the office in a corporation held by the officer.

     "Official capacity" does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan or other entity.

     7. Party. "Party" means an individual who was, is or is threatened to be made a defendant or respondent in a proceeding.

     8. Proceeding. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

(S) 852. Permissible indemnification

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     1. Indemnification of director. Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because that individual is a director of the corporation against liability incurred in the proceeding if:

          A. The individual's conduct was in good faith and the individual reasonably believed:

               (1) In the case of conduct in the individual's capacity as director, that the individual's conduct was in the best interests of the corporation;

               (2) In all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and

               (3) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; or

          B. The individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation as authorized by section 202, subsection 2, paragraph E.

     2. Employee benefit plan. The conduct of a director with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subsection 1, paragraph A.

     3. Termination of proceeding. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not of itself determinative that the director did not meet the relevant standard of conduct described in this section.

     4. Court order. Unless ordered by a court under section 855, subsection 1, paragraph C, a corporation may not indemnify one of its directors:

          A. In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection 1; or

          B. In connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

(S) 853. Mandatory indemnification

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

(S) 854. Advance for expenses

     1. Advance funds. A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of that corporation if the director delivers to the corporation:

          A. A written affirmation of the director's good faith belief that the director has met the relevant standard of conduct described in section 852 or that the proceeding involves conduct for which liability has been eliminated under a provision of the corporation's articles of incorporation as authorized by section 202, subsection 2, paragraph D; and

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          B. The director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under section 853 and it is ultimately determined under section 855 or 856 that the director has not met the relevant standard of conduct described in section 852.

     2. Unlimited obligation. The undertaking required by subsection 1, paragraph B must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

     3. Authorization. Authorizations under this section must be made:

          A. By the corporation's board of directors:

               (1) If there are 2 or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom for this purpose constitutes a quorum, or by a majority of the members of a committee of 2 or more disinterested directors appointed by a majority vote of all the disinterested directors; or

               (2) If there are fewer than 2 disinterested directors, by the vote necessary for action by the corporation's board of directors in accordance with section 825, subsection 3, in which authorization directors who do not qualify as disinterested directors may participate; or

          B. By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

(S) 855. Court-ordered indemnification; advance for expenses

     1. Application for indemnification or advance. A director who is a party to a proceeding because that director is a director of the corporation may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice the court considers necessary, the court shall:

          A. Order indemnification if the court determines that the director is entitled to mandatory indemnification under section 853;

          B. Order indemnification or an advance for expenses if the court determines that the director is entitled to indemnification or an advance for expenses pursuant to a provision authorized by section 859, subsection 1; or

          C. Order indemnification or an advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

               (1) To indemnify the director; or

               (2) To advance expenses to the director even if the director has not met the relevant standard of conduct set forth in section 852, subsection 1, failed to comply with section 854 or was adjudged liable in a proceeding referred to in section 852, subsection 4, paragraph A or B, but, if the director was adjudged so liable, the director's indemnification must be limited to reasonable expenses incurred in connection with the proceeding.

     2. Court determines director entitled to indemnification. If the court determines that the director is entitled to indemnification under subsection 1, paragraph A or to indemnification or an advance for expenses under subsection 1, paragraph B, the court shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining the court- ordered indemnification or advance for expenses. If the court determines that the director is entitled to indemnification or an advance for expenses under subsection 1, paragraph C, the court may also order the corporation to pay the director's reasonable expenses to obtain the court-ordered indemnification or advance for expenses.

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(S) 856. Determination and authorization of indemnification

     1. Indemnify. A corporation may not indemnify a director under section 852 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because the director has met the relevant standard of conduct set forth in section 852.

     2. Determination of permissibility. A determination under subsection 1 that indemnification is permissible must be made:

          A. If there are 2 or more disinterested directors, by the corporation's board of directors by a majority vote of all the disinterested directors, a majority of whom for this purpose constitutes a quorum, or by a majority of the members of a committee of 2 or more disinterested directors appointed by a majority vote of all the disinterested directors;

          B. By special legal counsel:

               (1) Selected in the manner prescribed in paragraph A; or

               (2) If there are fewer than 2 disinterested directors, selected by the corporation's board of directors in which selection directors who do not qualify as disinterested directors may participate; or

          C. By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     3. Authorization. Authorization of indemnification must be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than 2 disinterested directors or if the determination is made by special legal counsel, authorization of indemnification must be made by those entitled under subsection 2, paragraph B, subparagraph (2) to select special legal counsel.

(S) 857. Indemnification of officers

     1. Indemnify. A corporation may indemnify and advance expenses under this subchapter to an officer of the corporation who is a party to a proceeding because that officer is an officer of the corporation:

          A. To the same extent as a director; and

          B. If the officer is an officer but not a director, to such further extent as may be provided by the corporation's articles of incorporation, the bylaws, a resolution of the corporation's board of directors or a contract except for:

               (1) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

               (2) Liability arising out of conduct that constitutes:

                    (a) Receipt by the officer of a financial benefit to which the officer is not entitled;

                    (b) An intentional infliction of harm on the corporation or the shareholders; or

                    (c) An intentional violation of criminal law.

     2. Action of officer. Subsection 1, paragraph B applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

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     3. Mandatory indemnification. An officer who is not a director is entitled to mandatory indemnification under section 853 and may apply to a court under section 855 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or an advance for expenses under those provisions.

(S) 858. Insurance

     A corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by that individual in that capacity or arising from the individual's status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under this subchapter.

(S) 859. Variation by corporate action; application of subchapter

     1. Obligatory provision. A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification in accordance with section 852 or advance funds to pay for or reimburse expenses in accordance with section 854. Any such obligatory provision is deemed to satisfy the requirements for authorization referred to in sections 854, subsection 3 and 856, subsection 3. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law is deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with section 854 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

     2. Indemnify predecessor. Any provision pursuant to subsection 1 may not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation pertaining to conduct with respect to the predecessor unless otherwise specifically provided. Any provision for indemnification or an advance for expenses in the corporation's articles of incorporation or bylaws or a resolution of the corporation's board of directors or shareholders of a predecessor of the corporation in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, is governed by section 1107, subsection 1, paragraph D.

     3. Limit indemnification. A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or an advance for expenses created by or pursuant to this subchapter.

     4. Appearance as witness. This subchapter does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with the director's or officer's appearance as a witness in a proceeding at a time when the director or officer is not a party.

     5. Maintain insurance. This subchapter does not limit a corporation's power to indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(S) 860. Exclusivity of subchapter

     A corporation may provide indemnification or advance expenses to a director or an officer only as permitted by this subchapter.